As filed with the Securities and Exchange Commission on March 16, 2016

Registration No. 333-146493

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

on

FORM S-1

to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATHFINDER CELL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3842	14-1745197
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

12 Bow Street

Cambridge, Massachusetts 02138

(617) 245-0289

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Richard L. Franklin, M.D., Ph.D.

12 Bow Street

Cambridge, Massachusetts 02138

(617) 245-0289

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Keith M. Moskowitz, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

Tel. (212) 986-9700

Fax (212) 986-2399

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pathfinder Cell Therapy, Inc. (the “Company”) is hereby filing this Post-Effective Amendment No. 1 on Form S-1 to the Company’s registration statement on Form S-3 (Registration No. 333-146493) (the “Registration Statement”) to remove from registration all securities of the Company that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on March 16, 2016.

PATHFINDER CELL THERAPY, INC.

By:	/s/ Richard L. Franklin, M.D., Ph.D.
Name:	Richard L. Franklin, M.D., Ph.D.
Title:	Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form S-1to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Richard L. Franklin, M.D., Ph.D.	Chief Executive Officer, President and Director
Richard L. Franklin, M.D., Ph.D.	(Principal Executive Officer)	March 16, 2016
/s/ John M. Benson	Chief Financial Officer and Treasurer
John M. Benson	(Principal Financial and Accounting Officer)	March 16, 2016
/s/ Joerg Gruber
Joerg Gruber	Chairman of the Board of Directors	March 16, 2016
/s/ John L. Brooks III
John L. Brooks III	Director	March 16, 2016
/s/ Zen Chu
Zen Chu	Director	March 16, 2016
/s/ John Alam, M.D.
John Alam, M.D.	Director	March 16, 2016
/s/ Brock Reeve
Brock Reeve	Director	March 16, 2016